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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY
                                -----------------

         The undersigned director of NetMed, Inc., an Ohio corporation (the "Company"), hereby appoints David J. Richards, Kenneth B. Leachman, or William
J. Kelly, or any one of them, as her true and lawful attorney-in-fact, in her name and on her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company's Post-Effective Amendment on Form S-3 to Registration Statement on Form S-1 (the "Registration Statement") to register under the Securities Act of 1933, as amended, the sale by certain shareholders of the Company of up to 1,500,000 shares of common stock, without par value, of the Company and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done relative to the filing of said Registration Statement and amendments as fully as the undersigned could or might do in person, and hereby ratifying all that any such attorney-in-fact may do relative to the filing of said Registration Statement and amendments.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney in counterparts if necessary, effective as of January 22, 1999.


          SIGNATURE                                  TITLE


       /s/ Susan M. O'Toole
-------------------------------------
       Susan M. O'Toole                             Director